Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555 (JMP)
Jointly Administered
Debtors.

MONTHLY OPERATING REPORT

JUNE 2010 - SUPPLEMENTAL

BALANCE SHEETS AS OF JUNE 30, 2010

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o WILLIAM J. FOX
1271 AVENUE OF THE AMERICAS
35th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o SHAI WAISMAN
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., A DEBTOR IN POSSESSION

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Lehman Brothers Holdings Inc.

Date: January 21, 2011	By:	/s/ William J. Fox
William J. Fox
Executive Vice President

Indicate if this is an amended statement by checking here:    AMENDED STATEMENT ☐

TABLE OF CONTENTS

Schedule of Debtors	3

Lehman Brothers Holdings Inc. and Other Debtors and Debtor-Controlled Entities
Notes to the Balance Sheets	4
Balance Sheets	15

Accompanying Schedule:
Financial Instruments Summary and Activity	17

SCHEDULE OF DEBTORS

The following entities have filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”):

	Case No.	Date Filed
Lead Debtor:
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008

Related Debtors:
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC(1)	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009
Merit LLC (“Merit”)	09-17331	12/14/2009
LB Somerset LLC (“LBS”)	09-17503	12/22/2009
LB Preferred Somerset LLC (“LBPS”)	09-17505	12/22/2009

(1)	On May 26, 2009, a motion was filed on behalf of LBHI seeking entry of an order pursuant to Section 1112(b) of the Bankruptcy Code to dismiss the Chapter 11 Case of PAMI Statler Arms LLC, with a hearing to be held on June 24, 2009. On June 19, 2009, the motion was adjourned without a date for a continuation hearing.

The Chapter 11 cases of Fundo de Investimento Multimercado Credito Privado Navigator Investimento No Exterior (Case No: 08-13903) and Lehman Brothers Finance SA (Case No: 08-13887) have been dismissed.

LEHMAN BROTHERS HOLDINGS INC. AND OTHER DEBTORS

AND DEBTOR-CONTROLLED ENTITIES

MONTHLY OPERATING REPORT (“MOR”)

NOTES TO THE BALANCE SHEETS AS OF JUNE 30, 2010

(Unaudited)

Basis of Presentation

The information and data included in the Balance Sheets are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company”). Debtors and Debtor-Controlled Entities refer to those entities that are directly or indirectly controlled by LBHI, and exclude, among other things, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act. LBHI (on September 15, 2008) and certain Other Debtors (on various dates, each referred to as the respective “Commencement Dates”) have filed for protection under Chapter 11 of the Bankruptcy Code, and are referred to herein as “Debtors”. The Debtors’ Chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure. Entities that have not filed for protection under Chapter 11 of the Bankruptcy Code are referred to herein as “Debtor-Controlled Entities”, though they may be a party to other proceedings, including among other things, foreign liquidations or other receiverships. The Company has prepared the Balance Sheets, as required by the Office of the United States Trustee, based on the information available to the Company at this time; however, such information may be incomplete and may be materially deficient. The Balance Sheets are not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

The Balance Sheets should be read in conjunction with previously filed financial statements and accompanying notes in LBHI’s annual and quarterly reports and Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”) and other filings dated post Chapter 11 as filed with various regulatory agencies by LBHI, Other Debtors and Debtor-Controlled Entities. The Balance Sheets are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), although, certain, but not all, of the deviations from GAAP and other pertinent disclosures are described in these Notes.

The Balance Sheets and Accompanying Schedule (collectively, the “Balance Sheets”) do not reflect normal period-end adjustments that were generally recorded by the Company prior to the filing of the Chapter 11 cases upon review of major accounts as of the end of each quarterly and annual accounting period. The Balance Sheets do not include explanatory footnotes and other disclosures required under GAAP and is not presented in a GAAP-based SEC reporting format. Certain classifications utilized in the Balance Sheets may differ from prior report classifications; accordingly amounts may not be comparable. Certain items presented in the Balance Sheets remain under continuing review by the Company and may be accounted for differently in future monthly reports. Accordingly, the financial information herein is subject to change and any such change could be material.

The Balance Sheets do not reflect or provide for all of the consequences of the Company’s Chapter 11 cases (i) as to assets, including a wide range of legal claims the Company is pursuing or considering pursuing, their realizable values on a liquidation basis or their availability to satisfy liabilities; and (ii) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or their status and priority. Accordingly, future balance sheets may reflect adjustments (including write-downs and write-offs) to the assets and adjustments to the liabilities, which may be material.

The Balance Sheets do not reflect off-balance sheet commitments, including, but not limited to, fully unfunded commitments under corporate loan agreements, real estate and private equity partnerships, and other agreements, contingencies and guarantees made by the Company prior to the Chapter 11 cases. The validity, existence and extent of obligations under the various guarantees have yet to be determined.

The Balance Sheets reflect the investments in LBHI’s wholly-owned indirect subsidiaries Aurora Bank FSB (formerly known as Lehman Brothers Bank FSB) (“Aurora”) and Woodlands Commercial Bank (formerly known as Lehman Brothers Commercial Bank) (“Woodlands”), (collectively the “Banks”) on an equity basis in “Investments in affiliates — Debtor-Controlled Entities” in the amounts of $678 million and $742 million, respectively.

Merit LLC filed for protection under Chapter 11 of the Bankruptcy Code on December 14, 2009. Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.

The Balance Sheets and the Notes to the Balance Sheets are not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

Use of Estimates

In preparing the Balance Sheets, the Company makes various estimates that affect reported amounts and disclosures. Broadly, those estimates are used in measuring fair values or expected recoverable amounts of certain financial instruments and other assets and establishing various reserves.

Estimates are based on available information and judgment. Therefore, actual results could differ from estimates and could have a material effect on the Balance Sheets and Notes thereto. As more information becomes available to the Company, including the outcome of various negotiations, litigation, etc., it is expected that estimates will be revised. Such revisions may be material.

Cash and Investments

Cash and investments include demand deposits, interest-bearing deposits with banks, U.S. government obligations and U.S. government guaranteed securities with maturities through December 31, 2012, and U.S. and foreign money market funds.

Cash and Investments Pledged or Restricted

Cash and investments pledged or restricted includes the cash and investments pledged on or prior to the Commencement Dates by the Company in connection with certain documents executed by the Company and Citigroup Inc. and HSBC Bank PLC, currently recorded at $2 billion and $198 million, respectively. The Company has not recorded any reserves against this cash, as the Company is in discussions with these financial institutions regarding these pledges, since these institutions have also asserted claims in the bankruptcy cases. Accordingly, adjustments (including write-downs and write-offs), which may be material, may be reflected in future balance sheets.

In addition, cash and investments pledged or restricted includes: (i) approximately $1,225 million held by Lehman Commercial Paper Inc. (“LCPI”) (reported as a post-petition payable) primarily consisting of cash collected on loans that collateralize notes held by Debtors; (ii) $609 million of cash collected by LBSF on derivatives trades which collateralized notes; (iii) cash of $433 million at LBHI related to net collections since September 14, 2008 on assets reported on the books of LBHI related to Intercompany-Only Repurchase transactions; (iv) various pre-petition balances on administrative hold by certain financial institutions; (v) $106 million of mis-directed wires received by LBHI for the benefit of third parties and Non-Controlled Affiliates (reported as a post-petition payable); and (vi) cash of $66 million remitted to LBHI related to securities transferred to LBHI under the JPM CDA (refer to additional disclosure herein) since March 31, 2010 (effective date of the CDA). No admission is made as to the validity, enforceability or perfection of any interests in such cash amounts and as such, the Company’s rights in respect thereof are reserved.

Approximately $1,042 million in cash at LCPI relates to cash collected on assets between Commencement Dates and June 30, 2010 related to the RACERS Trusts (as defined below); this cash was previously reported as restricted but has been reclassified to cash and cash equivalents, as LCPI has been determined to be the owner of the cash.

Cash Seized

Subsequent to the Chapter 11 cases, approximately $500 million was seized by Bank of America (“BOA”) to offset derivatives claims against the Debtors. On November 16, 2010, the Courts ruled that BOA had no right to set off the $500 million deposited as security for overdrafts against unrelated claims and BOA must return to the Company the $500 million plus an estimated $95 million in interest. The Company has not recorded these amounts pending further legal proceedings.

JPMorgan Collateral Disposition Agreement

The Company and JPMorgan (including its affiliates, “JPM”) entered into a Collateral Disposition Agreement that became effective on March 31, 2010 (the “CDA”). The CDA provided for a provisional settlement and LBHI’s subrogation to JPM’s alleged secured claims against LBI and certain other Affiliates, and the transfer of certain collateral held by JPM to LBHI either as direct owner or subrogee (the “Transferred Collateral”). LBHI recorded a receivable from certain Affiliates of approximately $9.4 billion (the “Subrogated Receivables”), comprised primarily of $6.6 billion from LBI, $1.8 billion from LBSF, and $0.5 billion from LBIE. LBSF and Other Debtor-Controlled Entities have not recorded the corresponding payable to LBHI.

The Company is in the process of valuing the Transferred Collateral (including the RACERS Notes, as defined below), which consists primarily of securities that are illiquid in nature and where prices are not readily available, held by LBHI as subrogee of LBI and certain other Affiliates in order to determine if the value of such collateral owned by an Affiliate will be sufficient to offset the cash posted on behalf of such Affiliate by LBHI. The Transferred Collateral supports such subrogated receivables, but the related value is not reflected on the Balance Sheets. The value of the Transferred Collateral may not be sufficient to satisfy the subrogated receivables, and accordingly, adjustments (including write-downs and write-offs) may be material and recorded in future balance sheets.

Additionally, as part of the CDA, a portion of the collateral transferred to LBHI as subrogee consists of LCPI owned securities previously held by JPM as collateral for LCPI’s potential obligation to JPM. At this time, the Company believes that LCPI’s exposure is contingent upon events that the Company has deemed unlikely to occur.

Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are presented at fair value except, as described below, for certain Private Equity/Principal Investments and derivative assets. Fair value is determined by utilizing observable prices or pricing models based on a series of inputs to determine the present value of future cash flows. The fair value measurements used to record the financial instruments described below may not be in compliance with GAAP requirements.

The Company is not in possession or does not have complete control of certain financial instruments (including approximately $310 million in Private Equity/Principal investments) reflected on the Balance Sheets and has filed or is in the process of filing claims with affiliated broker-dealers. Adjustments may be required in future balance sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets.

Financial instruments include Senior Notes and retained equity interests owned by LBHI and LCPI (collectively “Securitization Instruments”) that were issued by certain securitization structures (Verano, Pine, Spruce, SASCO, and Kingfisher; collectively, the “Structures”). Securitization Instruments held by LBHI and LCPI represent a portion of instruments issued by the Structures; Non-Controlled Affiliates and third parties also hold instruments issued by the Structures. Prior to the Chapter 11 cases, these Structures were formed primarily with financial instruments that were sold to or participated under loan participation agreements with LBHI Controlled Entities. The Securitization Instruments recorded on LBHI and LCPI’s balance sheets are valued based on the lower of their pro-rata share of (i) fair values of the underlying collateral as of June 30, 2010, or (ii) face value of the notes plus accrued interest, plus (iii) any value related to the retained equity interests. The Company has estimated the value of these Securitization Instruments at June 30, 2010 to be approximately $1.8 billion owned by LBHI and $1.3 billion owned by LCPI, all of which are held by LBHI and subject to provisions under the JPM CDA. The Securitization Instruments are collateralized by collected cash (some of which is held by the trustees) and inventory comprised of Loans, Real Estate, and Private Equity / Principal Investments in the amounts, estimated as of June 30, 2010, of $1.3 billion, $0.9 billion, and $0.9 billion, respectively. As part of the CDA, the Company will be assessing ownership rights on the underlying collateral.

Real Estate

Real Estate includes residential and commercial whole loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments, recorded at fair value as of June 30, 2010. The valuations of the commercial real estate portfolio utilize pricing models, in many cases provided by third parties, which incorporate projected cash flows, including satisfying obligations to third parties, discounted back at rates based on certain market assumptions. Valuations for residential real estate assets are primarily based on third-party valuations and recent comparable sales activity.

Loans

Loans primarily consist of term loans and revolving credit facilities with fixed maturity dates and are contingent on certain representations and contractual conditions applicable to each of the various borrowers. Loans are recorded at fair value.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in companies and general partner and limited partner interests in investment fund vehicles (including private equity) and in related funds. Equity principal investments and general partner interests are primarily valued utilizing discounted cash flows, comparable trading (including cross-cycle analysis) and transaction multiples. Fixed-income principal investments are primarily valued utilizing market trading, comparable spreads and yields (including cross-cycle analysis), and recovery analysis. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed.

The investment in Neuberger Berman Group LLC (“NBG”) is recorded as of June 30, 2010 at $1,017 million, reflecting the amount initially calculated prior to the closing of the transaction in May 2009. The NBG preferred and common equity interests are held by LBHI ($243 million) and by a Debtor-Controlled entity ($774 million).

Derivatives

Derivative Assets. Derivative assets represent amounts due from counterparties related to matured, terminated and open trades recorded at expected recovery amounts, net of cash and securities collateral received. Recoveries in respect of derivatives receivables are complicated by numerous and unprecedented practical and legal challenges, including: (i) whether counterparties have validly declared termination dates in respect of derivatives and lack of clarity as to the exact date and time when counterparties ascribed values to their derivatives contracts; (ii) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from market conditions in effect as of the time when the vast majority of the Company’s derivatives transactions were terminated and whether such market conditions provide the Company with a basis for challenging counterparty valuations; (iii) counterparty creditworthiness, which can be reflected both in reduced actual cash collections from counterparties and in reduced valuations ascribed by the market to derivatives transactions with such counterparties and whether, in the latter circumstance, such reduced valuations are legally valid deductions from the fair value of derivatives receivables; and (iv) the enforceability of provisions in derivatives contracts that purport to penalize the defaulting party by way of close-out and valuation mechanics, suspend payments, structurally subordinate rights of the debtor in relation to transactions with certain special purpose vehicles and, deduct for financial advisory and legal fees that the Company believes are excessive and expansive set-off provisions.

The expected recovery amounts are determined using various models, data sources, and certain assumptions regarding contract provisions. Such amounts reflect the Company’s current estimate of expected recovery values taking into consideration continued analysis of positions taken and valuation assumptions made by counterparties, negotiation and realization history since the beginning of the Chapter 11 cases, and an assessment of the legal uncertainties of certain contract provisions associated with subordination and set off. The Company will continue to review amounts recorded for the derivative assets in the future as the Company obtains greater clarity on the issues referred to above; accordingly, adjustments (including write-downs and write-offs) which may be material may be recorded in future balance sheets.

Derivative assets include amounts that may collateralize certain notes and are reflected as encumbered. These amounts continue to be under review with respect to whether any security interests are valid, perfected, or enforceable and whether they might be voidable under the U.S. Bankruptcy Code. In addition, an intercompany receivable and payable was reclassed between Debtors and Debtor- Controlled Entities for $1 billion as of the June 30, 2010 Balance Sheets as it related to the initial funding of these notes.

Pursuant to an order entered in the Chapter 11 cases, certain of the Company entities have commenced a hedging program in order to protect the value of certain derivatives transactions that have not been terminated by counterparties. The cash posted as collateral, net of gains or losses on hedging positions, are reflected in “Receivables and Other Assets” on the Company’s Balance Sheets. Refer to hedging reports filed with the Court and SEC on a quarterly basis.

Derivative Liabilities. Derivative Liabilities represent amounts due to counterparties related to open, matured and terminated transactions. These derivative liabilities are recorded (i) in cases where claims have been resolved, at values agreed upon with counterparties; (ii) in cases where claims have not been resolved, at end of day mid-market values (“EOD”) net of cash and/or securities collateral.

The EOD values represent the following: (i) for trades open as of June 30, 2010, the EOD as of June 30, 2010; (ii) for matured and terminated contracts, the EOD at the maturity date or termination date; (iii) where a value was unable to be determined for (i) and (ii) above, the last valuation recorded by the company prior to the Chapter 11 cases.

Derivative claims filed with the Company are materially in excess of the amount recorded in the Balance Sheets. It is likely that although the ultimate settlement amount of the derivative liabilities will be materially lower than the aggregate claims filed, it will be materially greater than the derivative liabilities recorded in the Balance Sheets. As with the complexities described above regarding recoveries of derivative assets, similar issues will arise for derivative liabilities.

Fenway

As of September 14, 2008, Fenway Funding, LLC (“Fenway Funding”) had outstanding commercial paper notes secured by variable funding asset backed notes issued by Fenway Capital, LLC (“Fenway Capital”) (the “CP Notes”) in the amount of approximately $3.0 billion which were held by LBHI. Prior to the LBHI Commencement Date, Fenway Capital entered into a repurchase agreement with LCPI, which transferred LCPI’s interests in certain real property and private equity/principal investments (“Repo Assets”) which secured the notes. Pursuant to an Order approved by the Court on May 13, 2010, LCPI agreed to repurchase the Repo Assets from Fenway Capital in exchange for LBHI returning the CP Notes and LBHI being assigned the security interests to the Repo Assets and subrogated to the claims and rights of Fenway Capital and Fenway Funding against LCPI. As a result, the inventory (in the originating entity) is reflected as encumbered and LCPI has recorded a secured payable to LBHI (reported in Due to Affiliates—post-petition) in the amount of $483 million, representing the value of that inventory as of June 30, 2010, which may change as market values fluctuate.

RACERS

In August 2007, certain Debtors and Debtor-Controlled Entities entered into a series of transactions which established two trusts, the Restructured Assets with Enhanced Returns Series 2007-A Trust (the “RACERS A Trust”) and the Restructured Assets with Enhanced Returns 2007-7-MM Trust (the “RACERS MM Trust” and, together with the RACERS A Trust, the “RACERS Trusts”).

LCPI entered into a participation agreement (the “RACERS Participation Agreement”) with the RACERS A Trust granting participations in a pool of assets (the “Underlying Assets”), principally consisting of corporate loans, mortgage loans and equity interests that LCPI owned or an affiliate financed with LCPI, that LCPI could adjust from time to time to add or remove specific Underlying Assets, so long as the value of the Underlying Assets equaled at least 105% of the principal amount of the Variable Funding Note (described below). All income and other returns (e.g., interest, principal and dividends) on the Underlying Assets were to be paid to the RACERS A Trust under the RACERS Participation Agreement.

The RACERS A Trust issued a note (the “Variable Funding Note”) to the RACERS MM Trust. The Variable Funding Note bore interest at 7% per annum and had a principal balance believed to be $5 billion that would fluctuate as Underlying Assets were added to or removed from the RACERS Participation Agreement. The RACERS MM Trust issued notes (the “RACERS MM Notes”) that had a principal balance of $5 billion and bore interest at a floating rate of one-month LIBOR plus a spread which adjusted annually. The RACERS MM Notes were secured by the Variable Funding Note issued by the RACERS A Trust.

The RACERS A Trust and RACERS MM Trust each entered into a total return swap with LBSF (the “RACERS Swaps”). Pursuant to the RACERS Swap with the RACERS A Trust, LCPI’s payments under the RACERS Participation Agreement were redirected to LBSF and LBSF was required to pay to the RACERS A Trust the 7% per annum interest due on the Variable Funding Note and, ultimately, the outstanding principal balance due to the holder of the Variable Funding Note. Pursuant to the RACERS Swap with the RACERS MM Trust, the payments by the RACERS A Trust to the RACERS MM Trust were paid by the RACERS MM Trust to LBSF and LBSF was required to pay the RACERS MM Trust the floating interest rate due to the holders of the RACERS MM Notes and, ultimately, the outstanding principal balance due to the holders of the RACERS MM Notes. LBHI guaranteed LBSF’s obligations under the RACERS Swaps.

Prior to bankruptcy, LCPI engaged in a repurchase agreement with LBI with respect to the RACERS MM Notes which were then pledged by LBI to JPMorgan to secure certain obligations. LBHI became the holder of the RACERS MM Notes as of March 31, 2010 as a result of the CDA.

In August 2010, LBHI, LCPI, LBI and U.S. Bank agreed to modify the transaction documents related to the RACERS Trusts and replace U.S. Bank with LBHI as the indenture trustee, owner trustee, custodian, administrator and paying agent for the RACERS Trusts. In addition, the parties deemed LCPI to be the owner and authorized administrator of the Underlying Assets. Based on the RACERS Participation Agreement being re-characterized as a secured financing, which was not properly perfected, LCPI has recorded an unsecured liability of $5.25 billion. In addition, there are potential liabilities for claims filed by the RACERS Trusts against LBSF for obligations under the RACERS Swaps and against LBHI through its guarantees of the RACERS Swaps which the Companies have not recorded. Accordingly, adjustments, which may be material, may be reflected in future Balance Sheets.

As a result, LBHI and PAMI, as originators of a portion of the Underlying Assets, have recorded $35 million and $167 million, respectively, as encumbered to LCPI (reported in Due to Affiliates-post petition). The analysis of the RACERS transaction is preliminary and, as a result, the transaction may be accounted for differently in future balance sheets.

LB Bankhaus Settlement

The Company and LB Bankhaus agreed to the terms of a settlement agreement (“Bankhaus Agreement”), as approved by the Bankruptcy Court on January 14, 2010, whereby the Company would purchase (primarily by termination of participations) loans participated to LB Bankhaus by the Company and loans where LB Bankhaus served as the lender and participated the loans to the Company. The Company agreed to pay approximately $1.3 billion, including cash collected of $0.3 billion (through various dates and at an agreed percentage) by the Company on the participated loans, for corporate loans with an Applicable Value (as defined in the Bankhaus Agreement) of $0.8 billion and real estate loans with an Applicable Value of $0.7 billion.

In addition, LCPI and LBHI have each recorded a liability (as a pre-petition payable) to LB Bankhaus of approximately $1.0 billion and $1.4 billion (of which LBHI’s ultimate liability will be reduced by the amount of any distributions that are received by LB Bankhaus as a distribution on the allowed claim against LCPI), respectively, for an allowed and accepted non-priority unsecured claim in connection with the English law Loan Market Association (“LMA”)-style loans where LCPI was the lender and participated the loans to LB Bankhaus. At the Commencement Dates, LBHI had a recorded net intercompany receivable from LB Bankhaus of approximately $1.9 billion. It is the understanding of LBHI that the vast majority of this amount related to cash collateral posted under the Security & Collateral Agreement (“SCA”) between LBHI and LB Bankhaus. Analysis performed by the Company indicated that the write down of assets held by LB Bankhaus was substantially greater than the $1.9 billion net intercompany receivable. Therefore, LBHI would no longer be entitled to the return of any collateral posted under the SCA. Consequently and pursuant to the various settlements with LB Bankhaus, LBHI has written-off the pre-petition net intercompany receivable of approximately $1.9 billion.

MetLife Settlement

Prior to bankruptcy, the Company through Variable Funding Trust 2007-1 (“VFT 2007”) and Variable Funding Trust 2008-1 (“VFT 2008”) (collectively, “the VFTs”), entered into two separate Note Purchase Agreements with The Metropolitan Life Insurance Company and its subsidiaries and affiliates (collectively, “MetLife”) pursuant to which the VFTs issued to MetLife certain notes (the “MetLife Notes”) and MetLife agreed to provide variable rate senior secured revolving credit facilities to the VFTs in an aggregate principal amount of up to $1.0 billion. LCPI sold and assigned mortgage loans and corporate loan participations into the VFTs which were pledged as collateral (“MetLife Collateral”) for the MetLife Notes.

The commencement of LBHI’s Chapter 11 case constituted an Event of Default under the related Note Purchase Agreements entitling MetLife to exercise certain remedies with respect to the collateral. As a result, the Company entered into a settlement with MetLife on May 13, 2009 which restructured the terms of the VFTs including modifying the portfolio management processes and using all the cash held in the VFTs for prepayment of the MetLife Notes. In March 2010, LCPI paid approximately $355 million to MetLife to satisfy the outstanding balances. The corporate loans were transferred to LCPI and recorded accordingly as of the March 31, 2010 Balance Sheets. The real estate loans previously reported in a Debtor-Controlled Entity in the March 31, 2010 Balance Sheets have subsequently been transferred to LCPI which has recorded the loans on its Balance Sheet.

Subsequent to the MetLife Settlement in March 2010, it was determined that LBHI made pre-petition cash contributions of approximately $221 million to VFT 2007 and VFT 2008 to meet collateralization requirements prior to the Chapter 11 cases. As a result, the Company believes LBHI is entitled to recover these amounts. These transactions are under review, and upon completion of such review, related amounts recorded in the Balance Sheets may require adjustments in future periods, which may be material.

Investments in and Due to/from Affiliates - Transactions between and among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”)

Due to/from Affiliates (pre-petition) balances consist of: (i) intercompany derivative contracts at fair value as recorded in the Company’s records at September 14, 2008 and (ii) other intercompany receivables and payables derived from financings and normal course of business activities as of September 14, 2008, adjusted for the following: (i) impact of netting down certain repurchase and other financing transactions which are reflected net of collateral inventory (except when the collateral was not subsequently financed to a third party as discussed in the Intercompany-Only Repurchase Transactions section) and (ii) adjustments to the September 14, 2008 balances identified and booked subsequent to September 14, 2008, including an adjustment recorded to the June 30, 2010 Balance Sheets to reflect LBHI’s assumption of a Non-Controlled Affiliate’s net receivable from certain other Affiliates, previously recorded as of September 14, 2008, in accordance with an agreement in place prior to the LBHI Commencement Date.

Due to/from Affiliates– Debtors and Debtor-Controlled Entities (pre-petition)

Intercompany receivables and payables between and among Debtors and Debtor-Controlled Entities have been adjusted for the following items: (i) revaluation of all intercompany balances denominated in currencies other than USD, by applying the foreign exchange rates as of September 14, 2008, (ii) reversal of all interest charges on intercompany balances since September 14, 2008, and (iii) adjustment to certain intercompany derivatives related to trade reconciliation and revaluations.

Due to/from Affiliates– Non-Controlled Affiliates (pre-petition)

Intercompany receivables and payables between Debtors (or Debtor-Controlled Entities) and Non-Controlled Affiliates have been adjusted for the following additional items: (i) interest and currency revaluations on the receivable balances with certain Non-Controlled Affiliates to the bankruptcy filing dates of the Non-Controlled Affiliates, (ii) adjustments to certain intercompany derivatives related to trade reconciliations and revaluations as of the respective termination dates, and (iii) additional adjustments for the netting of collateral inventory with intercompany financing transactions.

On September 19, 2008, LBI, a subsidiary of LBHI that is currently in liquidation pursuant to the Securities Investor Protection Act of 1970, transferred virtually all of its subsidiaries to Lehman ALI Inc., (“ALI”) a subsidiary of LBHI, for a paid-in-kind promissory note (“PIK Note”). The Company has recorded this transfer in its books and records at a de minimus amount as the Company believes the PIK Note has no value. Under the terms of the PIK Note and Security Agreement, the principal sum equal to the fair market value of the acquired stock of the subsidiaries transferred to ALI by LBI, as of September 19, 2008 is to be determined by Lazard Ltd. (“Lazard”) pursuant to a methodology mutually agreed upon between LBI and Lazard. In the event that such valuation reflects a positive value, adjustments, which may be material, will be reflected in future Balance Sheets.

Subsequent to September 15, 2008, certain of LBCS’s derivative trades and related collateral processed through the Chicago Mercantile Exchange (“CME”) were transferred to other CME members. The financial impact to (and potential legal claim of) LBCS is undetermined as of the date of this filing. LBCS had recorded a receivable in excess of $1 billion from LBI as its clearing CME member, reflected in the caption Due from Non-Controlled Affiliates. Accordingly, adjustments (including write-downs and write-offs), which may be material, may be reflected in future balance sheets.

Due to/from Affiliates (post-petition)

These Balance Sheets reflect the obligations for certain administrative services and bankruptcy related costs incurred through June 30, 2010. The accrued costs not paid as of June 30, 2010 are reflected as accrued liabilities. Certain of these costs have been allocated to significant Debtor and Debtor-Controlled Entities and are reflected as receivables from and payables to Debtors and Debtor-Controlled Entities-post petition net of any cash payments. The costs incurred for LBHI operations are determined in the following order: (i) assigned to a legal entity or to the Debtor entities where the costs are specifically identifiable (“Dedicated Legal Entity Costs”) or (ii) allocated to a broader group of legal entities (“Non-Dedicated Legal Entity Costs”) either on a Direct or Indirect basis. Direct Costs are asset class support costs not identified as specific to one legal entity and are allocated to legal entities based on a percentage of inventory owned by that legal entity for the specific asset class. Indirect Costs are for the overall management of the Company and cannot be specifically identified to a legal entity or asset class. Certain Indirect Costs for key vendors providing holding company and bankruptcy-related services are initially allocated at 20% to LBHI. Remaining Indirect Costs are then allocated to all asset classes based on an equally weighted split of inventory balances and dedicated headcount. These costs are then allocated to legal entities based on the direct allocation percentages determined for each asset class.

Debtors and Debtor-Controlled Entities have engaged in cash transfers and transactions post-petition between one another subject to a Cash Management Order approved by the Court. These transfers and transactions are primarily to support activities on behalf of certain Debtors and Debtor-Controlled Entities that may not have adequate liquidity for such things as funding private equity capital calls, restructuring of certain investments, or paying operating expenses. The transferring Affiliate is entitled to an administrative claim in the case of a Debtor (and in the case of Debtor-Controlled Entities, a promissory note accruing interest at a market rate and where available, collateral to secure the advanced funds). Similarly, LBHI has received cash on behalf of Other Debtors and Debtor-Controlled Entities post-petition, most often in cases where the Other Debtors or Debtor-Controlled Entity has sold an asset and may not have a bank account to hold the proceeds received in the sale. These Other Debtors and Debtor-Controlled Entities have administrative claims to LBHI for this cash. All of the above cash transactions are reflected in the caption Due from/to Other Debtors and Debtor-Controlled Entities-post-petition.

In addition, Due to/from Affiliates (post-petition) includes liabilities for inventory positions held by Affiliates where LCPI has a security interest.

Investment in Affiliates

Current market valuations for assets held at Non-Controlled Affiliates are neither maintained by, nor readily available to, the Company. As such, investments in Non-Controlled Affiliates are recorded at the net book values which were recorded as of September 14, 2008. Adjustments may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets. Affiliates that incurred cumulative net operating losses in excess of capital contributions are reflected as a negative amount in Investments in Affiliates on the Balance Sheets.

Investments In and Due to/from Affiliates - Other

The Company reclassified balances of $8 billion and $7 billion in its March 31, 2010 Balance Sheets, respectively, from Due from/to Affiliates- Non-Controlled Affiliates to Debtor-Controlled Entities related to an agreement reached with a foreign receiver to manage these foreign entities where LBHI is the significant creditor. The Company has not recorded the assets and liabilities of these foreign entities in the Balance Sheets, as the Company is in the process of reviewing the values to be recorded.

The Balance Sheets do not reflect potential reserves on the Receivables from Affiliates and Investments in Affiliates or an estimate of potential additional payables to Affiliates, as the aforementioned potential reserves or liabilities are not yet determinable.

Intercompany-Only Repurchase Transactions

Prior to the Chapter 11 cases, LBHI, ALI and Property Asset Management Inc. (“PAMI”), among others, regularly entered into intercompany financing transactions with LCPI in anticipation of arranging third party financings. LCPI has recorded a receivable for the secured (in Due from Affiliates- post petition) or unsecured claim depending on the type of inventory financed. Accordingly, the inventory (not subsequently pledged to a third-party) has not been transferred and continues to be reflected on the balance sheet of the entity originating the position and acting as the seller in the transaction with LCPI.

In addition, given the market erosion at the time, the inventory likely had a lesser value on the date the repurchase should have been completed on September 15, 2008. As a result, an unsecured deficiency receivable/payable was recorded for the difference between the revised values of such assets as of September 14, 2008 or October 5, 2008 (LCPI’s Commencement Date) and the face value of the relevant Intercompany-Only Repurchase Transactions. The revised values of the assets were calculated by applying a percentage deduction to the market values recorded in the books as of September 14, 2008 or October 5, 2008. The percentage deduction is based on the decrease in REIT market indices and the valuation decline on a certain group of positions, based on an internal review.

The Intercompany-Only Repurchase Transactions involving residential and commercial mortgage loans, limited partnership interests, and limited liability company interests have been determined to be safe harbored “repurchase agreements” or “securities contracts” as defined in the Bankruptcy Code. As of the Commencement Dates, the inventory (not subsequently pledged to a third-party) collateralizing the intercompany financing transactions (the “Intercompany-Only Repurchase Transactions”) had an unpaid repurchase price of approximately $2.3 billion and roughly the same amount in fair market value of assets when the repurchase transactions were entered into. As of June 30, 2010, LCPI has recorded a secured receivable from LBHI of $537 million relating to the fair value of the related assets and of $433 million relating to cash collected on the related assets since LBHI’s Commencement Date. The Debtors estimate that LCPI’s deficiency claims against LBHI in respect of these Intercompany-Only Repurchase Transactions will be $169 million.

Mortgage servicing rights and mezzanine loans (where LCPI’s interest was not perfected) are not eligible for safe harbor protection. Accordingly, LBHI is likely to be able to avoid LCPI’s security interests and therefore, LCPI is limited to an unsecured claim against LBHI based on the face amount of the related Intercompany-Only Repurchase Transactions of approximately $1.8 billion as of LBHI’s Commencement Date. For Intercompany-Only Repurchase Transactions involving mezzanine loans in which LCPI perfected its security interest, according to the provisions of Article 9 of the Uniform Commercial Code, the deficiency claim would be measured as of the Commencement Date or the date of foreclosure, whichever date provides a higher value for the Security Assets. The Debtors estimate that LCPI’s deficiency claims against LBHI in respect of these Intercompany-Only Repurchase Transactions will be $1.8 billion in the aggregate.

Debtor-Controlled Entities ALI and PAMI were also parties to repurchase transactions with LCPI with respect to assets LCPI had not financed with third parties (the “Debtor-Controlled Entities Intercompany-Only Repurchase Transactions”). As of the

Commencement Date of LCPI, Debtor-Controlled Entities Intercompany-Only Repurchase Transactions had an outstanding unpaid repurchase price of $3.0 billion. LCPI has recorded secured receivables from ALI and PAMI of approximately $104 million and $207 million, respectively, representing the fair value of the related assets as of June 30, 2010. With respect to Debtor-Controlled Entities Intercompany-Only Repurchase Transactions, LCPI is also entitled to a deficiency claim, which claim would be measured from the date of commencement of LCPI’s chapter 11 case. The Debtors estimate that LCPI will have deficiency claims against ALI and PAMI in respect of these Debtor-Controlled Entities Intercompany-Only Repurchase Transactions in the aggregate amounts of $158 million and $783 million, respectively.

The Banks

During 2009, the Company made capital contributions of (i) $500 million to Aurora consisting of mortgage servicing rights, forgiveness of liabilities to the Company, and cash, and (ii) $200 million in cash to Woodlands. In exchange for the contribution to Woodlands, Woodlands provided the Company with the right to a 100% participation in the first $200 million of any recovery on a customer claim Woodlands had against LBI arising out of the loss Woodlands incurred when a financial institution obtained ownership of municipal securities Woodlands had purchased and placed with LBI for safekeeping.

Under a Master Forward Agreement (“MFA”), as amended in August 2008, the Company agreed to purchase from Aurora all loans held by Aurora, without recourse, on a sale date designated by Aurora at a price equal to Aurora’s cost of the loan less principal payments received to date. On September 15, 2008, the Company did not perform its obligation to purchase the loans resulting in an event of default. As a result, Aurora became entitled to approximately $415 million of estimated value of collateral in the form of mortgage servicing rights and other assets including mortgage whole loans posted by the Company.

The Company entered into (i) a Master Repurchase Agreement (“Aurora MRA”), as originated in March 2009 and amended in July 2009, in December 2009, July 2010 and November 2010, to provide Aurora with up to $450 million of borrowing capacity and (ii) a receivables financing facility (“Receivables Loan”) in October of 2009, via a bankruptcy remote special purpose entity owned by Aurora’s wholly-owned loan servicing subsidiary where the Company agreed to provide up to $500 million in secured financing subject to certain borrowing base and other restrictions. As of June 30, 2010, there are no outstanding balances on the Aurora MRA and $88 million outstanding on the Receivables Loan.

In November 2010, LBHI consummated settlement agreements (the “Bank Settlements”) with Aurora and Woodlands which the Company has not reflected in the June 30, 2010 Balance Sheets. An intended effect of the Bank Settlements was to improve significantly the Banks’ capital as determined for regulatory purposes. In connection with the Bank Settlements, LBHI has agreed to maintain the Banks’ capital at certain levels.

The Bank Settlements provided for the transfer by LBHI and certain of the Debtors of certain cash and non-cash consideration to the Banks in settlement of all claims filed by the Banks in the Chapter 11 cases (including Aurora’s claim under the MFA) and all claims that could be filed by the Banks against LBHI or any of its Debtor or Debtor-Controlled Entities out of events occurring before March 31, 2010 (subject to certain agreed exceptions). LBHI and Other Debtors party to the settlement agreements and Aurora or Woodlands, as the case may be, provided reciprocal releases. The claims amounts asserted exceeded $2.6 billion in the case of Aurora, and approximately $546 million in the case of Woodlands (both exclusive of guarantee claims), plus unliquidated amounts and included claims asserted on priority, administrative, secured and general unsecured bases.

Under the Bank Settlements, the Debtors transferred (i) approximately $526 million in cash plus $372 million in non-cash consideration (primarily residential mortgage loans, a corporate loan and mortgage servicing rights) to Aurora, subject to post-closing adjustments, and (ii) $75 million in cash plus approximately $200 million in non-cash consideration with Woodlands (in the form of the cancellation of a $200 million participation interest in a customer claim Woodlands has against LBI, which participation had been granted to LBHI when it made a capital transfer to Woodlands in February 2009). The maturity dates for both facilities were extended as part of the Bank Settlements to coincide with the timeline for the sale of Aurora.

The Banks released their security interests in certain commercial loans owned by certain of the Debtors, so that such loans are now owned by those Debtors (other than a security interest held by LBHI, granted in exchange for LBHI funding the portion of the settlement considerations allocated to such Debtors). In addition to the settlement of various claims, the parties also agreed to various terms for their future relationship.

Receivables and Other Assets

Receivables and Other Assets at Debtor entities primarily include derivative hedges of $335 million (LBSF), Receivables Loan to Aurora of $88 million (LBHI), foreign asset-backed securities of $136 million (LBHI), property, plant and equipment of $44 million (LBHI), principal and interest receivables, including cash held at third-party servicer, of $208 million (LCPI), and other miscellaneous balances. Expected recoveries from certain receivables and other assets are under continuous review and accordingly, changes in estimates of such recoveries may require adjustments, which may be material, in future Balance Sheets.

Financings

The Company has securitization and financing agreements with third parties, where under some of these agreements an event of default has occurred. Such events of default include breach of collateralization ratio, failure to pay interest, failure to repurchase assets on the specified date, or LBHI’s bankruptcy. The Balance Sheets reflect these securitizations and financings (for purposes of this presentation) net of the respective securities inventory collateral either as a net payable or, if it resulted in a net receivable, in certain cases, a reserve was recorded. The subsequent decrease in values of the underlying inventory collateralizing the financing transactions have not been reflected as a payable to the third parties. These agreements with financing counterparties are subject to ongoing legal review. As such, net amounts recorded in the Balance Sheets are estimates and may require adjustments, which may be material, in future balance sheets. The Company has submitted or will submit a claim to Non-Controlled Affiliates in other receiverships to recover certain financial instruments.

Liabilities Subject to Compromise

Liabilities subject to compromise refers to pre-petition obligations of the Debtors and does not represent the Company’s current estimate of known or potential obligations to be resolved in connection with the Chapter 11 cases. Differences between amounts recorded in the Debtors’ books as of their respective petition dates and the creditors’ claims, including tax authorities and derivatives counterparties, filed by the Bar Date, are material.

Taxes

The Company has recorded in the Balance Sheets an estimate of approximately $2 billion for potential amounts owed to federal, state, and local taxing authorities, net of the refund claims and the anticipated five-year NOL carryback. In addition, LBHI has recorded a receivable for the estimated amount of LBI’s portion of those taxes (approximately $1.1 billion). In the event that LBI (or any other member of the LBHI consolidated federal income tax group) cannot satisfy its share of the potential tax liabilities, LBHI will equitably allocate the unsatisfied liability among all members of its consolidated federal income tax group. The Company expects to file an amended 2008 consolidated federal return to reflect numerous adjustments that will ultimately affect the allocated liabilities to Debtors and Debtor-Controlled Entities. Intercompany Claims among the Debtors are also subject to adjustment to reflect the appropriate allocation of any adjustments to the LBHI Group’s consolidated tax returns (including by way of amended returns), taking into account historic tax sharing principles. Furthermore, the Company filed its 2009 consolidated federal return with a $5.5 billion NOL.

The IRS filed a proof of claim on December 22, 2010 in the amount of approximately $2.2 billion against LBHI with respect to the consolidated federal income tax returns LBHI filed on behalf of itself and its subsidiaries in the 2001 through 2007 tax years. The IRS’s claim reflects the maximum claim amount for several disputed federal tax issues that LBHI plans to continue to attempt to resolve through the administrative dispute resolution process and litigation, if necessary. The IRS’s claim does not reflect the 5 year carry back of LBHI’s consolidated net operating loss from 2008.

The LBHI consolidated group is due a refund of several hundred million dollars from the IRS for the tax years 1997 through 2000 and 2006. The IRS’s $2.2 billion claim takes into account a reduction of the IRS’s claim for the 2006 tax year refund, but it has not been reduced by the refund for the tax years 1997 through 2006 (which is about $126 million plus interest) owed to LBHI because the IRS has not indicated which tax claims the IRS will offset against this portion of the refund.

As of this date, the Priority Tax Claims filed by states, cities, and municipalities approximate $1.9 billion. Of this amount, approximately $1.2 billion is attributable to New York State and approximately $627 million is attributable to New York City. The remaining $73 million is attributable to the remaining claims. The Debtors are actively engaged in a resolution process with both the State and City of New York.

Borrowings and Accrued Interest

During the second quarter 2010, the Company adjusted certain pre-petition borrowings using the foreign exchange rates at September 14, 2008 in the amount of $1.4 billion.

Currency Translation

The Company’s general ledger systems automatically translate non-intercompany assets and liabilities (excluding pre-petition Due to/from Affiliates and Borrowings with third parties) having non-U.S. dollar functional currencies using exchange rates as of the Balance Sheets’ date. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are included in Stockholders’ Equity.

Legal Proceedings

The Company is involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Claims

Of the over 67,000 claims filed against the Debtors to date, over 53,500 claims with a minimum face amount in excess of $775 billion remain active. The active claims have been filed in various priorities. The Debtors continue to receive new and amended claims. The population of claims includes over 18,500 claims that are either unliquidated, contingent or otherwise not fully quantified by the claimant, and over 30,000 guarantee-based claims. The Debtors have identified differences between amounts claimed by creditors and the amounts recorded in the Debtors’ records and ledgers as of their respective petition dates. The Debtors are in the process of and will continue to investigate these differences (including unliquidated and contingent claims) and will seek to reconcile such differences through its claims resolution process. To date, the Company has identified many claims which it believes should be disallowed for a number of reasons, including but not limited to claims that are duplicative of other claims, claims that are amended by later filed claims, late filed claims, claims that are not properly filed against a Debtor in these proceedings and claims that are either overstated, assert an incorrect priority or that cannot otherwise properly be asserted against these Debtors. To date, 13,500 claims in face amount of $185.0 billion have been disallowed or withdrawn, objections to 2,217 claims with a face amount of $20 billion are currently pending before the court and certain claims have been settled. The Debtors intend to object to claims as appropriate and any future settlement of claims, which may be material, will be reflected in future balance sheets.

Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified that require future adjustments.

Accompanying Schedule

The amounts disclosed in the Accompanying Schedule to the Balance Sheets included in this filing are based on the information available at the time of the filing and are subject to change as additional information becomes available.

Rounding

The Balance Sheets and the Accompanying Schedule may have rounding differences in their summations. In addition, there may be rounding differences between the financial information on the Accompanying Schedules and the related amounts on the Balance Sheets.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets as of June 30, 2010

(Unaudited)

	DEBTOR ENTITIES (1)
$ in millions	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	LB 745 LLC 08-13600	CES Aviation LLC 08-13905

Assets
Cash and investments	$1,307	$6,745	$1,491	$461	$239	$424	$387	$2,064	$7	$—	$0
Cash and investments pledged or restricted	2,990	610	40	5	—	—	0	1,263	—	—	—
Financial instruments and other inventory positions:
Real estate	1,741	0	—	—	—	—	—	2,432	116	—	—
Loans	1,436	2	1	—	—	—	—	3,547	—	—	—
Private equity/Principal investments	1,368	—	—	—	—	—	—	932	—	—	—
Derivatives and other contractual agreements	—	4,317	318	202	152	56	10	99	—	—	—

Total financial instruments and other inventory positions	4,545	4,318	319	202	152	56	10	7,010	116	—	—
Subrogated Receivables from Affiliates and third parties	9,396	—	—	—	—	—	—	—	—	—	—
Receivables and other assets	393	420	13	30	1	6	2	230	0	—	—
Investments in Affiliates:
Other Debtors	845	324	—	—	—	—	—	143	—	—	—
Debtor-Controlled Entities	(33,356)	568	(0)	—	—	—	—	700	—	—	—
Non-Controlled Affiliates	14,838	—	—	—	—	—	—	—	—	—	—

Total Investments in Affiliates	(17,673)	892	(0)	—	—	—	—	843	—	—	—
Due from Affiliates:
Other Debtors - post petition	766	—	—	5	—	—	2	1,098	—	304	23
Debtor-Controlled Entities - post petition	865	0	—	—	—	—	—	1,372	—	—	—
Other Debtors	44,227	951	1,086	524	—	0	2	2,966	0	33	—
Debtor-Controlled Entities	46,571	1,437	0	0	—	—	—	7,617	—	161	—
Non-Controlled Affiliates	53,622	5,428	2,150	1,503	1,299	0	—	498	—	2	—

Total due from Affiliates	146,051	7,816	3,237	2,032	1,299	0	4	13,551	0	500	23

Total assets	$147,009	$20,801	$5,101	$2,730	$1,692	$486	$403	$24,962	$124	$500	$24

Liabilities and stockholders’ equity

Accounts payable and other liabilities:
Payables	$374	$24	$—	$—	$—	$—	$—	$1,225	$—	$—	$—
Other Debtors	1,419	254	24	—	8	2	—	485	—	—	—
Debtor-Controlled Entities	438	—	—	—	—	—	—	154	—	—	—

Total accounts payable and liabilities	2,231	278	24	—	8	2	—	1,865	—	—	—

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	9,993	2,189	727	583	54	57	73	—	—	—
Borrowings & Accrued Interest	98,846	—	—	—	—	—	—	—	—	—	—
Taxes and Other Payables	2,249	296	1	16	—	0	—	638	—	—	—
Due to affiliates:
Other Debtors	3,866	19,636	2,520	1,485	452	204	113	21,536	—	48	22
Debtor-Controlled Entities	25,160	1,493	0	77	—	0	—	8,031	593	—	0
Non-Controlled Affiliates	45,431	1,559	42	268	405	1	11	1,595	—	—	0

Total due to affiliates	74,457	22,688	2,562	1,830	857	205	123	31,163	593	48	23

Total liabilities (subject to compromise for Debtor entities only)	175,552	32,977	4,752	2,573	1,440	258	180	31,874	593	48	23

Total liabilities	177,783	33,255	4,777	2,573	1,448	261	180	33,739	593	48	23

Stockholders’ equity
Preferred stock	8,993	—	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031	0	—	7
Retained earnings and other stockholders’ equity	(49,084)	(12,804)	293	146	144	(24)	48	(10,808)	(470)	451	(6)

Total common stockholders’ equity	(39,767)	(12,454)	324	157	244	226	223	(8,777)	(470)	451	1

Total stockholders’ equity	(30,774)	(12,454)	324	157	244	226	223	(8,777)	(470)	451	1

Total liabilities and stockholders’ equity	$147,009	$20,801	$5,101	$2,730	$1,692	$486	$403	$24,962	$124	$500	$24

See accompanying Notes to the Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets as of June 30, 2010

(Unaudited)

	DEBTOR ENTITIES (cont’d)
$ in millions	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09-17505	PAMI Statler Arms LLC 08-13664	Total Debtor Entities (2)	Total LBHI Controlled Entities (1) (2) (3)

Assets
Cash and investments	$0	$0	$—	$0	$—	$0	$—	$0	$—	$—	$—	$13,126	$16,219
Cash and investments pledged or restricted	—	—	—	—	2	—	—	—	—	—	—	4,910	4,934
Financial instruments and other inventory positions:
Real estate	—	—	—	—	—	4	—	—	—	—	13	4,306	6,334
Loans	—	—	—	—	—	—	—	—	—	—	—	4,985	5,139
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	—	—	2,300	8,213
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	5,155	5,684

Total financial instruments and other inventory positions	—	—	—	—	—	4	—	—	—	—	13	16,746	25,370
Subrogated Receivables from Affiliates and third parties	—	—	—	—	—	—	—	—	—	—	—	9,396	9,396
Receivables and other assets	—	—	1	—	—	3	—	(8)	—	—	—	1,092	1,496
Investments in Affiliates:
Other Debtors	—	—	—	—	—	—	—	—	—	—	—	1,312	(19,954)
Debtor-Controlled Entities	—	—	—	0	(21)	—	—	—	—	—	—	(32,109)	(30,689)
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	14,838	22,745

Total Investments in Affiliates	—	—	—	0	(21)	—	—	—	—	—	—	(15,959)	(27,899)
Due from Affiliates:
Other Debtors - post petition	3	6	—	—	—	2	0	—	—	—	—	2,210	2,804
Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	—	—	2,237	2,237
Other Debtors	—	0	613	100	—	—	—	—	—	—	—	50,503	72,817
Debtor-Controlled Entities	0	—	0	0	58	—	—	17	—	—	—	55,862	55,862
Non-Controlled Affiliates	—	—	8	9	—	—	—	—	—	—	—	64,519	80,916

Total due from Affiliates	3	6	621	110	58	2	0	17	—	—	—	175,330	214,635

Total assets	$4	$6	$621	$110	$39	$10	$0	$9	$—	$—	$13	$204,642	$244,152

Liabilities and stockholders’ equity

Accounts payable and other liabilities:
Payables	$—	$—	$—	$0	$—	$—	$—	$—	$—	$—	$—	$1,624	$1,649
Other Debtors	—	—	—	—	—	4	—	0	—	—	13	2,209	4,447
Debtor-Controlled Entities	—	—	—	—	—	—	0	—	0	0	—	593	593

Total accounts payable and liabilities	—	—	—	0	—	4	0	0	0	0	13	4,426	6,689

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	13,677	13,676
Borrowings & Accrued Interest	—	—	—	—	—	—	—	—	—	—	—	98,846	98,846
Taxes and Other Payables	—	—	(4)	—	—	0	2	5	—	3	—	3,204	3,940
Due to affiliates:
Other Debtors	8	9	588	4	—	—	—	1	—	—	14	50,506	98,068
Debtor-Controlled Entities	—	0	0	0	—	—	31	—	7	10	—	35,404	35,423
Non-Controlled Affiliates	0	0	0	—	—	—	—	1	—	—	—	49,314	54,757

Total due to affiliates	8	9	588	4	—	—	31	2	7	10	14	135,223	188,248

Total liabilities (subject to compromise for Debtor entities only)	8	9	585	4	—	0	33	7	7	12	14	250,950	304,710

Total liabilities	8	9	585	4	—	4	33	7	8	12	27	255,376	311,399

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	—	—	8,993	11,035
Common stock and additional paid-in capital	—	—	20	76	50	47	(17)	67	—	—	—	12,515	25,568
Retained earnings and other stockholders’ equity	(4)	(3)	17	30	(11)	(41)	(15)	(65)	(8)	(12)	(14)	(72,241)	(103,849)

Total common stockholders’ equity	(4)	(3)	37	106	39	5	(33)	2	(8)	(12)	(14)	(59,727)	(78,282)

Total stockholders’ equity	(4)	(3)	37	106	39	5	(33)	2	(8)	(12)	(14)	(50,734)	(67,247)

Total liabilities and stockholders’ equity	$4	$6	$621	$110	$39	$10	$0	$9	$—	$—	$13	$204,642	$244,152

See accompanying Notes to the Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.
(2)	Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.
(3)	Only balances between Debtor-Controlled Entities reflect the impact of intercompany eliminations and investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Financial Instruments Summary and Activity (1)

April 1, 2010 - June 30, 2010

(Unaudited)

	As of June 30, 2010					(Activity 4/01/10 - 6/30/10)
				As Reported March 31, 2010 Total		Reclassifications Related to Fenway and RACERS (3)	Other Transfers and Reclassifications (4)	Fair Value / Recovery Value Change	Cash (5)
$ in millions	Encumbered (2)	Unencumbered	Total		Change				(Receipts)	Disbursements
Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$532	$1,209	$1,740	$2,253	$(512)	$(383)	$(178)	$21	$(40)	$68
Lehman Commercial Paper Inc.	82	2,349	2,432	1,772	660	186	166	230	(147)	225
PAMI Statler Arms LLC	13	—	13	—	13	—	13	(0)	—	—
Lux Residential Properties Loan Finance S.a.r.l	116	—	116	138	(22)	—	—	(21)	—	—
LB Rose Ranch LLC	4	—	4	4	0	—	—	1	—	—

Subtotal Debtors	747	3,558	4,305	4,166	139	(197)	1	231	(187)	292

Debtor-Controlled	1,085	944	2,029	1,719	310	480	(82)	29	(175)	57

Total Real Estate	1,832	4,502	6,334	5,885	449	284	(81)	260	(362)	349

Loans
Debtors:
Lehman Brothers Holdings Inc.	109	1,327	1,436	1,308	128	36	39	77	(24)	—
Lehman Brothers Special Financing Inc.	—	2	2	2	0	—	—	0	—	—
Lehman Brothers Commodity Services Inc.	—	0	0	0	(0)	—	—	(0)	—	—
Lehman Commercial Paper Inc.	—	3,547	3,547	2,618	928	1,065	11	(30)	(132)	14

Subtotal Debtors	109	4,876	4,985	3,929	1,057	1,101	50	47	(156)	14

Debtor-Controlled	—	154	154	166	(12)	—	—	16	(28)	—

Total Loans	109	5,030	5,139	4,095	1,045	1,101	50	63	(184)	14

Private Equity / Principal Investments
Debtors:
Lehman Brothers Holdings Inc.	5	1,362	1,368	1,429	(61)	(60)	—	13	(19)	5
Lehman Commercial Paper Inc.	—	932	932	651	281	237	—	47	(2)	—

Subtotal Debtors	5	2,294	2,300	2,080	220	177	—	59	(21)	5

Debtor-Controlled	275	5,638	5,913	6,034	(120)	59	28	16	(269)	46

Total Private Equity / Principal Investments	280	7,933	8,213	8,114	99	235	28	75	(291)	52

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	92	4,225	4,317	4,269	48	—	—	1,373	(1,326)	—
Lehman Brothers Commodity Services Inc.	—	318	318	270	49	—	—	62	(13)	—
Lehman Brothers OTC Derivatives Inc.	—	152	152	359	(207)	—	(200)	33	(40)	—
Lehman Brothers Commercial Corp.	—	202	202	145	58	—	—	61	(3)	—
Lehman Commercial Paper Inc.	—	99	99	105	(6)	—	—	(6)	(0)	—
Other Debtors	—	66	66	56	10	—	—	11	(1)	—

Subtotal Debtors	92	5,063	5,155	5,204	(49)	—	(200)	1,534	(1,383)	—

Debtor-Controlled	—	529	529	439	90	—	—	91	(1)	—

Total Derivative Receivables and Related Assets	92	5,592	5,684	5,643	41	—	(200)	1,626	(1,385)	—

Totals	$2,313	$23,057	$25,370	$23,735	$1,635	$1,620	$(203)	$2,024	$(2,221)	$415

Notes:

All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	This schedule reflects inventory activity between the March 31, 2010 and June 30, 2010 Balance Sheets. This schedule excludes any assets that have been, for presentation purposes, netted against any financings. Refer to the accompanying Notes to the Balance Sheets for further discussion.
(2)	Includes: (i) assets encumbered to LBHI in respect of Fenway and LCPI in respect of RACERS, (ii) assets subject to Intercompany-Only Repurchase Transactions with LCPI where LCPI has been determined to have a perfected or unavoidable security interest in these assets, (iii) assets encumbered to collateralized lenders, and (iv) other assets in which LCPI has a security interest. Refer to the accompanying Notes to the Balance Sheets for further disclosure.
(3)	Represents: (i) unwind of Fenway note recorded in Real Estate, Loans and PEPI, and reclassification of the underlying assets at March 31, 2010 values to the legal entities that originated the position, and (ii) the reclassification of the underlying assets at March 31, 2010 values of RACERS to the legal entities that originated the position. Refer to the accompanying Notes to the Balance Sheets for further disclosure.
(4)	Primarily includes: (i) the transfer of certain real estate assets from Debtors to Non-Debtors for $138mm and from Non-Debtors to Debtors for $190mm, and (ii) reclassification of the recovery value of certain derivatives previously reported in LOTC’s balance sheet in “Due from Affiliates - Non-Controlled Affiliates”.
(5)	Amounts may differ from previously filed Schedule of Cash Receipts and Disbursements due to inclusion in that report of certain non-inventory items such as operating expenses, interest income and dividend distributions.